EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


                                  July 1, 1999




BancWest Corporation
999 Bishop Street
Honolulu, HI 96813


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by BancWest Corporation, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 297,505 shares of Common Stock of the Registrant (the "Shares") issuable upon the exercise of options originally granted by SierraWest Bancorp ("SierraWest") or granted pursuant to the SierraWest Bancorp Directors Deferred Compensation and Stock Award Plan (the "Directors Plan"). The Shares to be registered hereunder are issuable by the Registrant pursuant to obligations or options assumed by the Registrant pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 25, 1999, among the Registrant, Bank of the West and SierraWest Bancorp. Such options and shares were originally granted under (i) the Sierra Tahoe Bancorp 1996 Stock Option Plan, (ii) the Sierra Tahoe Bancorp 1998 Stock Option Plan,
(iii) the California Community Bancshares Corporation 1993 Stock Option Plan, as amended and restated March 19, 1996, (iv) the Continental Pacific Bank 1990 Amended Stock Option Plan, and (v) the Directors Plan, each as amended to date (collectively, the "Plans"). We advise you that, in our opinion, such Shares, when granted pursuant to the Directors Plan or when issued and sold in accordance with the Plans and, where applicable, with option agreements duly authorized under the Plans and in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant, the Plans or the Shares.

                                Very truly yours,


                                /s/ PILLSBURY MADISON & SUTRO LLP